EXHIBIT 5.1

                                  May 30, 1997

Board of Directors
Flagstar Companies, Inc.
203 East Main Street
Spartanburg, South Carolina 29319-9966

Ladies and Gentlemen:

     We are acting as counsel to Flagstar Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (No. 333-23875) on Form S-4 (as amended through the date hereof, the "Registration Statement"). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

     The Registration Statement covers the offer of (a) an estimated $575,900,000 aggregate principal amount of 9 3/4% Senior Notes due 2007 (the "New Senior Notes"), (b) 3,010,753 warrants (the "New Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "New Common Stock"), and (c) 43,010,753 shares of New Common Stock, 3,010,753 shares of which are issuable upon exercise of the New Warrants (the "Warrant Shares") (the New Senior Notes, the New Warrants, the Warrant Shares and the New Common Stock are referred to herein collectively as the "New Securities"). The New Securities will be issued pursuant to a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"). As used herein, the "Plan" shall refer to the Plan as confirmed by the Bankruptcy Court pursuant to a "final order" of such court, not subject to appeal or application of special writ.


     In our representation of the Company, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation and Bylaws, as amended to date, all actions of the Company's Board of Directors recorded in the Company's minute book, the Indenture between the Company and First Trust National Association governing the New Senior Notes, a form of which is filed as Exhibit 4.32 to the Registration Statement (the "Indenture"), the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company governing the New Warrants, a form of which is filed as Exhibit 4.35 to the Registration Statement (the "Warrant Agreement"), the forms of New
Senior Note, New Warrant and New Common Stock, a certificate of good standing from the State of Delaware, and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.


     Based upon the foregoing, we are of the following opinion:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The New Senior Notes, when issued pursuant to the Plan and in accordance with the terms of the Indenture as contemplated by the Registration Statement, will be validly issued and binding obligations of the Company.

     3. Upon due execution by the Company and registration by its Warrant Agent of the New Warrants, and the issuance of the New Warrants pursuant to the Plan and in accordance with the Warrant Agreement and as contemplated by the Registration Statement, the New Warrants will be validly issued.

     4. The Warrant Shares to be issued by the Company upon exercise of the New Warrants have been duly authorized and, when issued following consummation of the Plan in accordance with the terms of the Warrant Agreement as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     5. The New Common Stock to be issued pursuant to the Plan has been duly authorized and, when issued pursuant to the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Act.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in related prospectuses. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         PARKER, POE, ADAMS & BERNSTEIN L.L.P.